Exhibit 99.1

Press Release

Rand Logistics ANNOUNCES 2017 MARINE Miracle Month
Program RESULTS

Company to Donate in Excess of $132,000
to Children’s Charities Designated by Its Customers

Jersey City, NJ – October 6, 2017 -- Rand Logistics, Inc. (NASDAQ: RLOG) (“Rand”), a leading provider of bulk freight shipping services throughout the Great Lakes Region, announced the Company will be donating in excess of $132,000 to children’s charities designated by its customers as a result of its second annual Marine Miracle Month Program, an increase of more than 5% over last year’s program results.

In June 2017, Rand announced the Company will donate $0.05 for every ton of cargo carried by its fleet during the month of August 2017 to nonprofit organizations with a primary focus on the health and wellbeing of children. For the program’s second year, Rand is providing its customers the opportunity to select the children’s charity of their choice and is making the donations in each participating customer’s honor. The donation amount is based upon the total tons each customer shipped during the month of August.

“We are thrilled and inspired by the continued interest and positive response that our customers, employees, and community partners have shown towards the initiative, enabling us to exceed last year’s program results. The donations based on cargo carried in August have been augmented with additional donations from individuals, a silent auction and other activities that help support our goals,” stated Aaron Degodny, Rand’s Chief Commercial Officer. “With approximately 30 participating customers again this year, Marine Miracle Month has created a vehicle for Rand to give back to the many communities in which we operate and expand the reach of our corporate social responsibility efforts, while strengthening partnerships with our valued customers.”

Degodny continued, “Rand introduced the Marine Miracle Month program in 2016, and we are proud to have contributed nearly $260,000 to date toward organizations across the Great Lakes. We look forward to continuing Marine Miracle Month as an annual event for Rand, our customers and the organizations and children in the communities that it positively impacts.”

Qualifying not-for-profit organizations selected by Rand’s participating customers must hold 501(c)(3) status in the U.S. or be a registered charity in Canada providing services and benefits to children.

www.randlogisticsinc.com

Exhibit 99.1

About Rand Logistics

Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of three conventional bulk carriers and twelve self-unloading bulk carriers including three tug/barge units. The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company's vessels operate under the U.S. Jones Act – which reserves domestic waterborne commerce to vessels that are U.S. owned, built and crewed – and the Canada Coasting Trade Act – which reserves domestic waterborne commerce to Canadian registered and crewed vessels that operate between Canadian ports.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about our goals and expectations of Marine Miracle Month and the benefits that Marine Miracle Month provides for our business. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated. Future events and actual results, affecting our strategic plan as well as our financial position, could differ materially from those described in or contemplated by the forward-looking statements.

Important factors that contribute to such risks include, but are not limited to, participation by our customers in the Marine Miracle Month program; fluctuations in currencies and interest rates; the effect of the economic downturn in certain of our markets; the weather conditions on the Great Lakes; our ability to maintain and replace our vessels as they age; changes in customer demand; adequacy of capital resources; and changes in laws, regulations or tax rates.

The risks included are not exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand's Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 6, 2017.

CONTACT:

Rand Logistics, Inc.

Corporate Communications:

Annemarie Dobler

(212) 863-9429

annemarie.dobler@randlog.com

www.randlogisticsinc.com